EXHIBIT 3.4

              AMENDMENT TO BUYER'S TERMS AND CONDITIONS OF PURCHASE


This is to evidence an Agreement by and between The Oil & Gas Asset Clearinghouse, L.P. by its General Partner, The Petroleum Clearninghouse, Inc. ("The Clearinghouse") and Arena Resources Inc. ("Buyer") to amend the Buyer's Terms and Conditions of Purchase ("Buyer's Agreement") entered into between The Clearinghouse and Buyer relative to Buyer's participation in an auction of oil and gas properties known as Sale No. 176C conducted by The Clearinghouse on August 15, 2002 ("the Sale"). Only to the extent of Lot No. 92 ("Subject
Property") which buyer successfully submitted a high bid of $827,500.00 ("Purchase Price"), it is hereby agreed that paragraph 3. SETTLEMENT of the Buyer's Agreement shall be amended as follows:

Notwithstanding anything to the contrary contained in the Buyer's Agreement and in lieu of the requirement to make full payment of the Purchase Price on the day of the Sale, Buyer shall immediately pay or make arrangements to pay to Compass Bank, as escrow agent, a performance deposit in the amount of twenty percent
(20%) of the Purchase Price ($165,500.00) ("Performance Deposit"). THIS PERFORMANCE DEPOSIT IS SOLELY TO ASSURE THE PERFORMANCE OF BUYER PURSUANT TO THTE TERMS AND CONDITIONS OF THE BUYER'S AGREEMENT AND IS A CCEPTED BY SELLER AND THE CLEARINGHOUSE SUBJECT TO BUYER'S FULL ACKNOWLEDGEMENT THAT THE TERMS AND CONDITIONS OF ALL CONVEYANCING DOCUMENTS AND THE AMOUNT OF THE PURCHASE PRICE ARE NON-NEGOTIABLE.

The Purchase Price shall be paid in full on the later of (i) on or before 2:00 p.m. CST on July 30, 2002 or (ii) within three (3) business days following notification from The Clearinghouse or the Seller that any preferential rights, right of first refusal, right of consent or other right has been either waived or the required response time has elapsed. At such time as the Purchase Price is received in full by Compass Bank, as escrow agent, as provided for in paragraph 3 of the Buyer's Agreement, The Clearinghouse shall return the Performance Deposit, without interest, within three (3) banking days after receipt of written notice thereof. IF PAYMENT IN FULL OF THE PURCHASE PRICE IS NOT TIMELY RECEIVED OR SHOULD BUYER REFUSE OR BE UNABLE FOR ANY REASON (INCLUDING FAILURE TO OBTAIN FINANCING) TO CLOSE ON THE TRANSACITON IN ACCORDANCE WITH THE TERMS OF THE BUYER'S AGREEMENT, AS AMENDED HEREBY, AND/OR PROPERLY EXECUTE THE ORIGINAL ASSIGNMENT(S) AND OTHER DOCUMENTS NECESSARY TO CONSUMMATE THE TRANSFER OF THE SUBJECT PROPERTY PURSUANT TO PARAGRAPH 4 OF THE BUYER'S AGREEMENT, SELLER MAY RETAIN THE PERFORMANCE DEPOST AS AGREED LIQUIDATED DAMAGES AND NOT AS A PENALTY.

In the event that a third party having preferential right to purchase the subject property, exercises such right, then The Clearinghouse shall refund the Performance Deposit to Buyer within five (5) business days from receipt of notice that such right has been exercised. Except as to the amendment of payment procedures as provided hereinabove, all of the terms and conditions of the Buyer's Agreement shall remain unchanged.


ACCEPTED AND AGREED TO THIS 15 DAY OF JULY, 2002.

ARENA RESOURCES INC              THE OIL & GAS ASSET CLEARINGHOUSE, L.P.
                                 By  its  General Partner The Petroleum
                                  Clearinghouse, Inc.


/s/  Stanley McCabe               /s/  Ronald K. Barnes

By:    Stanley McCabe            By:    Ronald K. Barnes
Title: Chairman of the Board     Title: Sr. Vice President Business Development